Exhibit 10.2

[______________], 2020

Norwegian Cruise Line Holdings Ltd.

7665 Corporate Center Drive

Miami, FL 33126

Attn: [FULL NAME]

Re:  Temporary Reduction in Base Salary

Dear [FIRST NAME]:

You are party to an employment agreement (the “Employment Agreement”) with Norwegian Cruise Line Holdings Ltd. or one of its subsidiaries (collectively, the “Company”).

Due to current circumstances, you agree that until such time as the Company determines, your current base salary will be reduced by twenty percent  (20%) (the “Salary Reduction”).  You agree that the Salary Reduction will not constitute Good Reason as defined in the Employment Agreement.

The Salary Reduction will not reduce the amounts of the severance benefit and change in control severance benefit to which you are currently entitled under the Employment Agreement upon a qualifying termination.    Except for the Salary Reduction, all of the other terms of the Employment Agreement will remain in full force and effect.

This letter agreement may be executed by you and the Company in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.  Please sign where indicated below to acknowledge and agree to the terms of this letter agreement.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:_________________________________

    Name: _________________

    Title:   _________________

ACCEPTED AND AGREED:

________________________

[FULL NAME]